UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

644 East Beaton Drive

West Fargo, North Dakota 58078

(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition

On April 11, 2012, Titan Machinery Inc. (the “Company”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended January 31, 2012.  The Company will be conducting a conference call to discuss its full year and fourth quarter of fiscal 2012 financial results at 7:30 a.m. Central time on April 11, 2012.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2012, Dr. Gordon Paul Anderson informed the Board of Directors (the “Board”) of Titan Machinery Inc. (the “Company”) that he will not stand for reelection to the Board at the Company’s 2012 Annual Meeting of Stockholders, scheduled to be held June 1, 2012.  Mr. Anderson’s decision not to stand for reelection is the result of his retirement and is not related to any disagreement with the Company’s operations, policies or practices.

Item 9.01              Financial Statements and Exhibits.

(a)           Financial statements:  None

(b)           Pro forma financial information:  None

(c)                                  Shell Company Transactions:  None

(d)           Exhibits:  99.1

Press Release dated April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date: April 11, 2012	By	/s/ Mark P. Kalvoda
Mark P. Kalvoda
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

FORM 8-K

TITAN MACHINERY INC.

Date of Report:	Commission File No.:
April 11, 2012	001-33866

Exhibit No.	ITEM

99.1	Press Release dated April 11, 2012